COMMUNITY NATIONAL BANCORPORATION
(the "Company")
561 East Washington Avenue
Ashburn, Georgia 31714

April 24, 2002

NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS
DATE:	Wednesday, May 22, 2002
TIME:	10:30 A.M.
PLACE:	The Thrasher House 720 Hudson Avenue Ashburn, Georgia 31714

Dear Shareholders:

At our 2002 Annual Shareholders Meeting (the "Annual Meeting"), we will ask you to:

      Elect directors, in the number and for the terms described in the Proxy Statement; and
      Transact any other business, including shareholder proposals, that may properly come before the Annual Meeting.

If you were a shareholder of record at the close of business on April 10, 2002, you may vote at the Annual Meeting. A copy of the Company's Annual Report is enclosed with this Notice.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. You may revoke any proxy in the manner described in the Proxy Statement at any time prior to its exercise at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

By Order of the Board of Directors,
/S/ T. Brinson Brock, Sr. T. Brinson Brock, Sr. President and Chief Executive Officer

COMMUNITY NATIONAL BANCORPORATION
561 East Washington Avenue
Ashburn, Georgia 31714

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 22, 2002 Beginning at 10:30 a.m.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Community National Bancorporation, a Georgia corporation (the "Company") is soliciting your proxy to vote at the Annual Meeting of the Company's shareholders on May 22, 2002, beginning at 10:30 a.m. (the "Annual Meeting"). The Annual Meeting will be held at The Thrasher House, 720 Hudson Avenue, Ashburn, Georgia 31714. This proxy statement summarizes the information that you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. We will begin sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 24, 2002, to all shareholders entitled to vote. Only shareholders who owned the Company's no par value common stock (the "Common Stock") at the close of business on April 10, 2002 (the "Record Date") are entitled to vote. On the Record Date there were 1,932,381 shares of the Common Stock issued and outstanding held by 1,284 shareholders of record. The Common Stock is the Company's only class of voting stock.

How many votes do I have?

Each share of Common Stock that you own entitles you to one vote. The enclosed proxy card indicates the number of shares of Common Stock that you own.

How do I vote by proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the enclosed proxy card and return it to us promptly in the accompanying envelope. Returning the proxy card will not affect your right to attend and vote at the Annual Meeting.

If you properly complete and sign the proxy card and send it to us in advance of the Annual Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board "FOR" the election of all four nominees for director.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his best judgment. At the time this proxy statement went to press, we knew of no other matters to be raised at the Annual Meeting.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of three ways:

    You may send in another proxy with a later date.

    You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    You may vote in person at the Annual Meeting.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date.

What vote is required to approve each proposal?
Proposal 1:	Elect four directors.

The four nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

A "broker non-vote" will also not count as a "for" or "against" vote.

Is voting confidential?

We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to comply with legal requirements. We will, however, forward to management any written comments that you make, on the proxy card or elsewhere.

What are the costs of soliciting these proxies?

The Company will pay all the costs of soliciting these proxies, estimated at $2,000. In addition to mailing proxy-soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses. We have also retained Registrar & Transfer Company to assist us in the distribution and solicitation of proxies. We have agreed to pay them a fee of approximately $3,500, including out-of-pocket expenses.

How do I obtain an Annual Report on Form 10-KSB?

If you would like a copy of our Annual Report for the year ended December 31, 2001, which we filed with the Securities and Exchange Commission ("SEC") on Form 10-KSB, we will send you one without charge. Please write to:

T. Brinson Brock, Sr.
President and Chief Executive Officer
Community National Bancorporation
561 East Washington Avenue
Ashburn, Georgia 31714

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS*

The following table shows all persons whom we know to be "beneficial owners" of more than five percent of the Common Stock as of April 10, 2002. We base this information on reports that each person listed below has filed with the SEC.* If you wish, you may obtain these reports from the SEC:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Gene Stallings Crawford 56 South Academy Street Rebecca, Georgia 31783	111,452(2)	5.74%

* Information relating to beneficial ownership of the Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

  The percentages are based on 1,932,381 shares of Common Stock outstanding, plus shares of Common Stock that may be acquired by the beneficial owner within 60 days of April 10, 2002, by exercise of options and/or warrants.
  Includes 18,750 shares owned by Mr. Crawford's wife as to which he disclaims beneficial ownership, 8,115 shares held as custodian for his son Gene Scott Crawford and 8,115 shares held as custodian for his son Phillip Andrew Crawford. Also includes the right to acquire 10,000 shares pursuant to currently exercisable warrants.

SHARE OWNERSHIP OF THE COMPANY'S OFFICERS, DIRECTORS AND NOMINEES

The following chart shows the number of shares of Common Stock that each executive officer, director and nominee for director of the Company beneficially owns, and the total Common Stock that such persons own as a group:

SECURITY OWNERSHIP OF MANAGEMENT*
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
T. Brinson Brock, Sr. 1252 Brock Road Arabi, Georgia 31712	84,664(2)	4.35%
Willis R. Collins 9655 GA Hwy.112 East Rebecca, Georgia 31783	92,165(3)	4.75%
Gene Stallings Crawford 56 South Academy Street Rebecca, Georgia 31783	111,452(4)	5.74%
Donald M. Crews 2001 Osborn Road St. Marys, Georgia 31558	26,510(5)	1.37%
Benny Warren Denham 424 East Inaha Road Sycamore, Georgia 31790	36,930(6)	1.91%
Lloyd Greer Ewing 545 East Monroe Ashburn, Georgia 31714	39,211(7)	2.02%
Bobby Y. Franklin Route 3, Box 6560 Hilliard, Florida 32046	35,666(8)	1.84%
Ava Lovett 401 East Highway 32 Sycamore, Georgia 31790	3,778(9)	0.20%
Grady Elmer Moore 5580 Highway 33 North Arabi, Georgia 31712	81,050(10)	4.17%
Sara Ruth Raines P. O. Box 660 Ashburn, Georgia 31714	70,509(11)	3.63%
Joe S. Sheppard 119 River Bend Drive St. Marys, Georgia 31558	18,333(12)	0.95%
James E. Shirley 147 River Bend Drive St. Mary's, Georgia 31558	27,119(13)	1.40%
Benjamin E. Walker P.O. Box 185 Ashburn, Georgia 31714	79,861(14)	4.13%
Jimmie Ann Ward 1330 Warwick Highway Ashburn, Georgia 31714	60,000(15)	3.09%
Freddie J. Weston, Jr. 828 West Madison Avenue Ashburn, Georgia 31714	15,000	0.77%
All executive officers, directors and nominees as a group(16) (15 persons)	782,248 shares	38.32%
  Information relating to beneficial ownership of common stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
  The percentages are based on 1,932,381 shares of Common Stock outstanding, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of April 10, 2002, by exercise of options and/or warrants. The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.
  Includes 1,190 shares held as custodian for Brent Brock, 1,006 shares held as custodian for Kristen Brock, 370 shares held as custodian for Hunter Chess Brock, and 1,224 shares owned by Mr. Brock's wife, as to all of which Mr. Brock disclaims beneficial ownership. Also includes the right to acquire 7,000 shares pursuant to currently exercisable warrants and the right to acquire 5,280 shares pursuant to currently exercisable options.
  Includes 45,132 shares owned by Mr. Collins's wife as to which Mr. Collins disclaims beneficial ownership. Also includes the right to acquire 8,584 shares pursuant to currently exercisable warrants.
  Includes 18,750 shares owned by Mr. Crawford's wife as to which Mr. Crawford disclaims beneficial ownership, 8,115 shares held as custodian for his son Gene Scott Crawford and 8,115 shares held as custodian for his son Phillip Andrew Crawford, as to all of which he disclaims beneficial ownership. Also includes the right to acquire 10,000 shares pursuant to currently exercisable warrants.
  Includes the right to acquire 10,000 shares pursuant to currently exercisable warrants.
  Includes 4,788 shares owned by Mr. Denham's wife as to which Mr. Denham disclaims beneficial ownership. Also includes the right to acquire 6,000 shares pursuant to currently exercisable warrants.
  Includes 3,000 shares owned by a daughter, Mary Margaret Ewing, as to which Mr. Ewing disclaims beneficial ownership. Also includes the right to acquire 5,000 shares pursuant to currently exercisable warrants.
  Also includes the right to acquire 10,666 shares pursuant to currently exercisable warrants.
  Includes 237 shares owned by Ms. Lovett's daughter, as to which Ms. Lovett disclaims beneficial ownership. Also includes the right to acquire 3,333 shares pursuant to currently exercisable stock options.
  Includes 5,000 shares owned by Mr. Moore's wife as to which Mr. Moore disclaims beneficial ownership. Also includes the right to acquire 12,250 shares pursuant to currently exercisable warrants.
  Includes 1,500 shares owned by Ruth's of Ashburn, Inc., 900 shares owned by Georgia Produce EXC, Inc. and 35,019 shares owned by Mrs. Raines's husband and his IRA, as to all of which Ms. Raines disclaims beneficial ownership. Also includes the right to acquire 10,000 shares pursuant to currently exercisable warrants.
  Includes the right to acquire 7,333 shares pursuant to currently exercisable warrants.
  Also includes the right to acquire 3,333 shares pursuant to currently exercisable stock options.
  Includes 35,061 owned by the Walker Family Partnership. Also includes 12,300 shares owned by Mr. Walker's wife as to which Mr. Walker disclaims beneficial ownership.
  Includes the right to acquire 10,000 shares pursuant to currently exercisable warrants.
  Warrants to purchase Common Stock of the Company at the original offering price were issued to each founding director of the Company and Community National Bank ("CNB") on the basis of one warrant for each share of Common Stock that he/she purchased in the initial offering. These stock purchase warrants entitle the holder to purchase Common Stock at $3.33 per share at any time during the term of the particular warrant. One-third of each director's warrants became vested on August 6, 1990 (the date CNB opened for business), an additional one-third became vested on August 6, 1991, and the final one-third became vested on August 6, 1992. One-third of the warrants expires (unless exercised) on the tenth anniversary of these dates, i.e. on August 6, 2000, August 6, 2001 and August 6, 2002, respectively. One third of the warrants were exercised on or before August 6, 2000 and August 6, 2001, respectively, and the shares so acquired are reflected in the beneficial ownership table with respect to all of the above except Ms. Lovett and Messrs. Crews, Franklin, Sheppard and Shirley who were not issued such warrants. In addition, three of the directors, Messrs. Crews, Franklin and Sheppard, hold 15,000, 16,000 and 11,000 warrants, respectively, to purchase shares of Common Stock at $10.00 per share. One third of these warrants vested on October 1, 2000, one-third vested on October 1, 2001, and an additional one-third will vest on October 1, 2002, if the grantee satisfies minimum attendance at meetings of the Board of Directors of Cumberland National Bank ("Cumberland"). All unexercised warrants expire on October 1, 2006.

COMPLIANCE WITH SECTION 16(a) REPORTING REQUIREMENTS

Section 16(a) of the Exchange Act and related regulations require the Company's executive officers and directors and certain persons who own more than 10% of the Common Stock to file reports of their holdings and transactions in the Common Stock with the SEC. Based on the Company's records and other information, the Company believes that all filing requirements applicable to such persons were complied with in 2001.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Company's Board of Directors oversees the business and affairs of the Company and the subsidiary banks and monitors the performance of their management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of the Company. The directors keep themselves informed through discussions with key executives and the Company's principal external advisers, including legal counsel and outside auditors, by reading reports and other materials that the Company's management sends to them and by participating in Board and committee meetings.

The Board of Directors of the Company held five (5) meetings during the year ended December 31, 2001. Each director attended at least 75% of the aggregate of such meetings and the meetings of each Board committee on which he or she served.

The Board of Directors has a standing Audit and Compliance Committee composed of Willis R. Collins, Lloyd G. Ewing, Grady E. Moore, Benjamin E. Walker and Gene S. Crawford. The Audit and Compliance Committee met independently four (4) times during the year ended December 31, 2001, in addition to meeting in conjunction with regular Board meetings. The Committee has the responsibility of reviewing the financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves audit plans and reviews with the independent auditors the results of the audit and management's response thereto. This Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule and results of audits and loan reviews performed by the internal audit staff. The Audit and Compliance Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.

The Company has a standing Compensation Committee composed of Benny W. Denham, Willis R. Collins, Sara Ruth Raines, Grady E. Moore and Jimmie Ann Ward. The Committee met one (1) time during the year ended December 31, 2001. The Compensation Committee makes recommendations to the full Board about executive compensation and executive officer and director bonuses.

The Company's Board of Directors does not have a standing Nominating Committee.

Executive Officers of the Company

The Board of Directors elects executive officers for one-year terms in May of each year. These are the biographies of the current executive officers of the Company:

T. Brinson Brock, Sr. - Age 45. Mr. Brock has served as President and Chief Executive Officer of the Company since June 8, 1999; as Executive Vice President and Acting Chief Executive Officer from March 24, 1998 to June 7, 1999; as Secretary of the Company from November 1989 to May 1998; as a director of the Company since August 1989; as President and Chief Executive Officer of the CNB since March 24, 1998; as a director and Secretary of CNB since August 1990; and is a director of Cumberland and First National Bank, Tarpon Springs, since October 1999 and February 2000, respectively. Mr. Brock serves as Vice President of the Turner County Cattlemen's Association. He is an active member of Georgia Banker's Association Agricultural Committee and is an instructor in various AIB and bank training programs. Mr. Brock is a member of both the Turner and Crisp County Chambers of Commerce. He is a deacon of Ashburn First Baptist Church.

Ava Lovett - Age 57. Ms. Lovett has served as Secretary of the Company since May 1998; as Senior Vice President and Chief Financial Officer of CNB since March 24, 1998; as Vice President and Cashier of CNB since May 1990; and as a director of CNB since June 2001. Previously, Ms. Lovett served in various management functions at several other Georgia banks. Ms. Lovett also served for four years as a financial examiner with the Georgia Department of Banking and Finance, Atlanta, Georgia (District Office, Douglas, Georgia).

Compensation of Executive Officers and Directors

1. Executive Officers.

The following table sets forth the compensation paid to the executive officers of the Company for each of the Company's last three completed fiscal years:

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Compensation (e)
T. Brinson Brock, Sr. President and Chief Executive Officer of the Company	2001 2000 1999	$130,000 $125,000 $115,233	$45,000 $39,000 $35,500	$29,868(1) $30,108(2) $44,340(3)
Ava Lovett, Secretary of the Company and Senior Vice President and Chief Financial Officer of CNB	2001 2000 1999	$100,000 $97,500 $85,000	$35,000 $33,500 $30,000	$16,569(4) $15,726(5) $21,408(6)
Long Term Compensation
	Awards		Payouts
Name and Principal position(a)	Restricted Stock Awards (f)	Securi- ties and Underlying Options /SARs (g)	All LTIP Pay- outs (h)	Other Compen- sation (i)
T. Brinson Brock, Sr. President and Chief Executive Officer of the Company	$0 $0 $0	0 0 0	$0 $0 $0	$0 $0 $0
Ava Lovett, Secretary of the Company and Senior Vice President and Chief Financial Officer of CNB	$0 $0 $0	0 0 0	$0 $0 $0	$0 $0 $0

[See footnotes on next page.]

  Includes $21,600 in profit sharing contributions.

  Includes $19,680 in profit sharing contributions.

  Includes $18,907 in profit sharing contributions.

  Includes $16,569 in profit sharing contributions.

  Includes $15,726 in profit sharing contributions.

  Includes $14,031 in profit sharing contributions.

The Company does not have any Long Term Incentive Plans in effect.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

In 2001, the Company did not make any grants of stock options to any named executive officer.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
Name (a)	Shares Acquired on Exercise (b)	Value Realized (c)	Number of Securities Underlying Unexercised Options/SARs at FY-End Exercisable /Unexercisable (d)	Value of Unexercised in-the-Money Options/SARs at FY-Enc Exercisable /Unexercisable (e)(1)
T. Brinson Brock, Sr. Ava Lovett	5,280 0	$36,010 0	5,280/0 3,333/1,667	$36,010/$0 $0/$0(2)

(1) Dollar values have been calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 2001 (i.e., $10.15 per share) and the exercise price of the various options.

(2) One-third of the options vested on October 1, 2000, one-third of the options vested on October 1, 2001, and one-third will vest on October 1, 2002. Each one-third of the options expires on October 1, 2007, October 1, 2008 and October 1, 2009, respectively.

Each director of CNB received $500 for each meeting of the Board of Directors that he or she attended. In addition, each director who was a member of CNB's Loan Committee received $100 per month and $100 for each Loan Committee meeting that he or she attended. In December 2001, each director of CNB received a $3,500 holiday bonus.

Certain Relationships and Related Transactions

During 2001, CNB loaned funds to certain of the Company's executive officers and directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectibility or present other unfavorable features.

DISCUSSION OF ELECTION OF DIRECTORS
A.	General Information

Currently, the Board of Directors is composed of fourteen members; after the Annual Meeting, if all the nominees listed below are elected, the Board of Directors will be composed of thirteen members. Directors of the Company are elected at the annual meeting of the Company's shareholders. The Board of Directors is divided into three classes, Class I, Class II and Class III, whose terms are staggered so that approximately one-third of the Board is elected at each annual meeting of the shareholders. Under the Company's Amended and Restated Articles of Incorporation and Bylaws, vacancies occurring on the Board of Directors between annual meetings may be filled by the vote of a majority of the directors then in office to serve for the unexpired term of the director whose vacancy is being filled.

Directors are elected by affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present by proxy or in person at the Annual Meeting. In tallying the election results, abstentions and "broker non-votes" will be disregarded.

Each Proxy that a shareholder executes and returns will be voted according to its terms. If a Proxy does not otherwise specify, it will be voted for the election of the nominees named below. The Company's management has received the consent of the nominees named in this Proxy Statement and their agreement to serve as directors if elected.

B.	Information Concerning Nominees for Directors

The biography of each nominated director of the Company follows. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.

Name	Age	Position with Company and Principal Occupation
Class III (Terms would expire in 2005)
Bobby Y. Franklin	57

Mr. Franklin has served as a director of the Company since May 1999 and of Cumberland since October 1999. Mr. Franklin has been the owner of Franklin Properties in Hilliard, Florida, since 1979. Mr. Franklin serves as director of the Georgia Tire and Retreaders Dealers Association.

Benjamin E. Walker	72

Mr. Walker has served as a director of the Company since August 1989, and of CNB and Tarpon since August 1990 and March 2000, respectively. Mr. Walker is a part-owner of M & W Sportswear, Inc., a local garment contracting company. Mr. Walker is also a co-owner of SWS Garment, Inc., a uniform manufacturing company in Fitzgerald, Georgia.

Jimmie Ann Ward	65	Mrs. Ward has served as a director of the Company since August 1989, and of CNB since August 1990. Mrs. Ward is Vice President of Ward Land Company and is a community volunteer in Turner County.
Freddie J. Weston, Jr.	65

Mr. Weston has served as a director of the Company since August 1989, and as a director and Chairman of CNB since August 1990 and August 2000, respectively. Mr. Weston served in the U.S. Army for more than twenty-five years, retiring in October 1981. Since 1983, he has been the coordinator of Vocational Academic Education at Turner County High School where he is Principal.

The Board recommends that you vote "FOR" the election of all four nominees for director.

INDEPENDENT PUBLIC ACCOUNTANTS

Francis & Company, CPAs served as the Company's independent accounting firm for the year ended December 31, 2001, and has been selected to serve as the independent accounting firm for the current fiscal year. Representatives of Francis & Company, CPAs, are not expected to be present at the Annual Meeting.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Company's management knows of no matters other than those above that are to be brought before the 2002 Annual Meeting. However, if any other matter should be presented for consideration and voting at the Annual Meeting or any adjournment thereof, it is the intention of the person named in the enclosed form of Proxy to vote the Proxy in accordance with his judgment of what is in the best interest of the Company.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit proposals to be included in the Company's 2003 Proxy Statement, the Company must receive them on or before Monday, December 2, 2002. Please address your proposals to Mr. Brock at the Company.

Under the Company's Bylaws, if you wish to nominate directors or bring other business before the shareholders:

  You must notify the Company's Secretary in writing not less than 60 or more than 90 days before the Annual Meeting.

  If the Company gives you fewer than 40 days' notice or prior public disclosure of the meeting date, however, you may notify the Company within 10 days after the notice was mailed or publicly disclosed.

  Your notice must contain the specific information that the Company's Bylaws require.

Please note that these requirements relate only to matters that you wish to bring before your fellow shareholders at an Annual Meeting. They are separate from the SEC's requirements to have your proposal included in the Company's proxy statement.

If you would like a copy of the Company's Bylaws, the Company will send you one without charge at your request.

BY ORDER OF THE BOARD OF DIRECTORS /S/ T. Brinson Brock, Sr. T. Brinson Brock, Sr. President and Chief Executive Officer

PROXY
COMMUNITY NATIONAL BANCORPORATION 561 East Washington Avenue Ashburn, Georgia 31714

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints T. Brinson Brock, Sr., as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of common stock of Community National Bancorporation held of record by the undersigned on April 10, 2002, at the Annual Meeting of Shareholders to be held on May 22, 2002, or any adjournment thereof.

A.	ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
	[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
Class III (Terms expiring 2005) Bobby Y. Franklin Benjamin E. Walker Jimmie Ann Ward Freddie J. Weston, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
B.	IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. [ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.		_________________________________, 2002 Date _______________________________________ Signature _______________________________________ Signature if held jointly